Exhibit 99.1

PPL

Two North Ninth Street

Allentown, PA 18101-1179

Tel. 610.774.5151

www.pplweb.com

May 6, 2015

Robert J. Grey

c/o PPL Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101

Re: Retention Agreement

Dear Bob:

Effective as of May 6, 2015 (the “Effective Date”), this letter agreement (this “Agreement”) will serve to confirm the agreements reached between yourself, PPL Services Corporation (“PPL Services”) and PPL Corporation (the “Corporation” and collectively with PPL Services, the “Company”) with respect to a special retention arrangement intended to incentivize you to continue in employment as Executive Vice President, General Counsel and Secretary of the Corporation (or commencing at the time of the Spinoff (as defined below) or such earlier date as determined by the Company’s Chief Executive Officer, as Executive Vice President and Chief Legal Officer of the Corporation) during the period from the Effective Date until the Retention Date (as defined below) (such period the “Retention Period”). “Retention Date” means either (i) January 31, 2016, or (ii) in the event that on or following the Effective Date and prior to January 31, 2016, the Company enters into an agreement with any person the consummation of which would constitute a Change in Control (as defined in the agreement between you and the Company dated as of April 1, 2009 (the “Change in Control Agreement”)), the date of consummation of such Change in Control, upon which date your employment shall automatically terminate (such date, the “CIC Termination Date”). A termination of your employment that entitles you to payments and benefits under the Change in Control Agreement is referred to herein as a “Change in Control Termination”. For purposes hereof, the “Spinoff” is the consummation of the spinoff of the Corporation’s subsidiary, PPL Energy Supply, LLC, and merger of its merchant power generation business with Riverstone Holdings LLC.

You and the Company agree as follows:

1.                  Retention Period. You agree that during the Retention Period, you will devote the necessary business time and attention and your best efforts to the full performance of your duties and responsibilities for the Company. You hereby acknowledge that during the Retention Period, you will be required to tender your resignation from certain other positions at the Corporation’s affiliates as may be requested by the Chief Executive Officer. Except as specifically set forth herein, the elements of your compensation for the period beginning January 1, 2015 through the Retention Date will be set by the Compensation, Governance and Nominating Committee of the Board of Directors of the Corporation in a manner consistent with both past practice and the compensation arrangements of other senior executive officers of the Company; provided that the service-based vesting provisions of any long-term incentive awards (or economically equivalent awards) granted to you while employed on or after the Effective Date or pursuant to Paragraph 4 below shall not require you to remain employed by the Company after the Retention Date and that your salary and bonus targets shall not be reduced from the level in effect on the Effective Date other than any reduction that is consistent with a general reduction by the Company of the salary or bonus targets of its senior executive officers. In addition, during the Retention Period you will also be eligible for all benefits and perquisites consistent with those generally provided by the Company to its senior executive officers in accordance with the terms and conditions of the applicable plan or arrangement, as in effect during the Retention Period. You understand and acknowledge that the Company may void this Agreement and its obligations hereunder if you fail to devote the necessary business time and attention and your best efforts to the full performance of your duties and responsibilities to the Company or if your employment is terminated by the Company for Cause (as defined in the Company’s Executive Severance Plan (the “Executive Severance Plan”)).

2.                  Retention Payment. Following a termination of your employment pursuant to Paragraph 3 of this Agreement that is not considered a Change in Control Termination and your prior execution and delivery to the Company of executed resignations from all positions as an officer, director or manager of the Company and all of its affiliates, and your execution of a fully effective and irrevocable release of claims against the Company and all affiliated parties in substantially the form attached hereto as Exhibit A (the “Release”) by no later than sixty (60) days following the Retention Date, the Company will pay to you a cash lump sum in the amount of one times your base salary at the time of termination (no less than $580,000) plus $250,000, less any amount required to be withheld for any federal, state, local or other taxes pursuant to applicable laws or regulations (the “Retention Payment”). Subject to Paragraph 11 of this Agreement, such payment to be made as soon as practicable after the effectiveness of the Release but no later than 70 days from the date of termination. For the avoidance of doubt, any Retention Payment shall be in addition to any other payments and benefits you are entitled to receive under the terms and conditions of the Executive Severance Plan upon such termination of your employment; provided that, your base salary for purposes of the Executive Severance Plan shall be considered to be no less than $580,000. For the sake of clarity, the Release shall not apply to any claims for vested benefits or payments under any Company plan or arrangement, claims for indemnity or advancement of fees or claims to enforce the terms of this Agreement.

3.                  Termination of Employment. Your employment with the Company will automatically terminate on the Retention Date if you have remained continuously employed by the Company during the Retention Period. Any such termination of your employment will be considered a termination of your employment by the Company without Cause (as defined in the Executive Severance Plan) for all purposes assuming that the Company has not given written notice of the existence of grounds for termination of your employment by the Company for Cause which has not been cured within thirty (30) days after delivery of such notice.

4.                  Termination without Cause or Death or Disability during the Retention Period. If your employment is terminated prior to the Retention Date (a) by the Company without Cause or (b) due to your death or Disability (as defined in the Change in Control Agreement) and such termination is not considered to be a Change in Control Termination, subject to your (or your estate’s if applicable) execution and delivery to the Company of a fully effective and irrevocable Release by no later than the sixtieth (60th) day following such termination, then in addition to any payments required in accordance with Paragraphs 2, 5 and 6, subject to Paragraph 11 of this Agreement (i) on the sixtieth (60th) day following such termination the Company will pay to you (or your estate if applicable) the Retention Payment and (ii) commencing on the sixtieth (60th) day following such termination, the Company shall (x) continue payment of your base salary and annual bonus payments that would have been paid to you if you remained employed through and on the Retention Date and (y) continue to grant to you, on the day in the year the most recent annual equity grants were granted (the “Prior Grants”), annual equity awards (or the economic equivalent) on terms comparable to the terms of the Prior Grants as if you remained employed through and on January 31, 2016; provided that the first payment or grant, as applicable, shall include any payment or grant that would have otherwise been made during the sixty (60) day period following termination of employment.

5.                  Effect on Current Arrangements. Except as specifically provided in this Agreement, your participation (a) in the Executive Severance Plan and (b) under the Change in Control Agreement, shall continue in full force and effect during the Retention Period under the terms and conditions set forth therein as in effect on the Effective Date and shall not terminate or be amended unless terminated or amended with your written consent.

6.                  Treatment of Long-Term Incentive Awards. Upon any termination of your employment with the Company entitling you to a Retention Payment pursuant to Paragraph 2 or payments under Paragraph 4 of this Agreement, subject to your (or your estate’s) timely execution and delivery of a Release in accordance with Paragraph 2 or Paragraph 4, as applicable, any service-based forfeiture restrictions included under any long-term incentive awards granted to you under any of the Company’s incentive plans, including without limitation, any awards granted in the form of Performance-Contingent Restricted Stock Units, Performance Units or Stock Options and grants made for 2015 and a pro rata grant for service in 2016, shall lapse and be considered satisfied as of the date of any such termination (the “Lapse of Service-Based Forfeiture Restrictions”).

7.                  Effect of a Change in Control. Notwithstanding anything in this Agreement to the contrary, if you become eligible to receive payments and benefits under the Change in Control Agreement, you will not be entitled to be paid the Retention Payment or receive the Lapse of Service-Based Forfeiture Restrictions provided under Paragraph 6 and you will not be eligible to receive any payments or benefits under the Executive Severance Plan. For the avoidance of doubt, the automatic termination of your employment on the CIC Termination Date shall be deemed a termination of your employment by the Company without Cause.

8.                  Legal Fees. Within sixty (60) days following the Effective Date, upon your presentation of appropriate documentation within forty-five (45) days after the Effective Date, the Company shall pay the reasonable and documented attorneys’ fees incurred by you in connection with the drafting, negotiation and execution of this Agreement, in an amount not to exceed $25,000.

9.                  Miscellaneous. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in their entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, except as expressly set forth herein. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement. No modifications of this Agreement will be valid unless made in writing and signed by the parties hereto. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

10.              Indemnification/Director & Officer Insurance. You will be eligible for indemnification from the Company (including, without limitation, the right to advancement of expenses in defending a claim or proceeding) and to be covered under the Company’s director and officer liability insurance policy to the same extent that the Company generally provides indemnification (including advancement of expenses) and maintains such insurance coverage for its other officers.

11.              Section 409A. It is intended that any amounts payable under this Agreement (or any other plan or arrangement of the Company) shall either be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (including Treasury regulations and other published guidance related thereto, the “Code”), or shall comply with Section 409A of the Code so as not to subject you to payment of any additional tax, penalty or interest imposed under Section 409A of the Code. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Section 409A of the Code yet preserve (to the nearest extent reasonably possible) the intended benefit payable to you. Notwithstanding any other provisions of this Agreement (or any other plan or arrangement of the Company), any payments hereunder or thereunder that the Company reasonably determines is subject to Section 409A(a)(2)(B)(i) of the Code shall not be paid or payment commenced until the earlier of the day following the six month anniversary of the date of your termination date or your death. On the earliest date on which such payments can be made or commenced without violating the requirements of Section 409A(a)(2)(B)(i) of the Code, you shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence.

[Remainder of Page Intentionally Left Blank]

Please confirm your agreement with the foregoing by signing and returning a copy of this Agreement to the undersigned.

Very truly yours,

PPL CORPORATION

By: ______________________

Name:
Title:

PPL SERVICES CORPORATION

By: ______________________

Name:
Title:

Agreed to and accepted by:

By: __________________

Robert J. Grey

Date:____________________

Exhibit A

Separation Agreement and General Release

This Separation Agreement and General Release ("Release") is made and entered into as of the Effective Date defined below between [NAME] ("Employee") and PPL Corporation, for itself and on behalf of all affiliated Companies of PPL Corporation (corporations and limited liability companies controlled by or under common control with such entities that are ultimately under control of PPL Corporation) (collectively “PPL”).

1. Employee enters this Release in accordance with the Retention Agreement dated _____ (“Retention Agreement”), and in consideration for the payments and benefits provided by [paragraph 2 or in the alternative paragraph 4] of the Retention Agreement. Employee acknowledges that in addition to the payments provided in the Retention Agreement which will be paid in accordance with its terms, Employee has been paid all wages, vacation, and other similar payments which he has earned or is entitled through the date of termination, and PPL acknowledges this Release shall not affect the rights of Employee to employee benefits that Employee is entitled to receive under the terms of PPL employee benefit plans after termination of employment, any rights of Employee to indemnification (or advance of legal fees or other expenses) or coverage under director and officers liability insurance or the Employee’s right to enforce the terms of the Retention Agreement.

2. In exchange for the consideration described in Paragraph 1, Employee, and for Employee’s estate, legal representatives, successors and assigns, agrees to release and forever discharge PPL, its managers, directors, officers, agents, employees, stockholders, successors, and assigns, from any and all claims, demands, liabilities, actions or causes of action of whatever kind that Employee may have up to the date of this Release, whether known or unknown, including the circumstances surrounding Employee's separation from employment. This includes, but is not limited to a release of any rights or claims Employee may have under the Age Discrimination in Employment Act, which prohibits discrimination on the basis of age; Title VII of the Civil Rights Act; the Americans With Disabilities Act; the Pennsylvania Human Relations Act; the Employee Retirement Income Security Act (“ERISA”); or any local, state, or federal statute or ordinance or any other common law claim, including claims for breach of contract and any claim for attorneys fees. Employee also specifically waives all rights to recover any damages under the Energy Reorganization Act of 1974, as amended, and the Energy Policy Act. Employee does not waive any claims that may arise after the Effective Date of this Release, any claims to enforce any rights of Employee to indemnification (or advance of legal fees or other expenses) or coverage under director and officer liability insurance or any claims to enforce Employee’s rights under the Retention Agreement. Employee acknowledges that the consideration described in Paragraph 1 above is in addition to any benefits to which Employee would have been entitled without execution of this Release.

3. Employee further agrees that as of the Effective Date, Employee has not and will not file any lawsuit, or any other civil action against PPL or any of its directors, officers, agents, employees, stockholders, successors, and assigns in any federal, state, or local court seeking personal, equitable, or monetary relief for himself in connection with any matter released in Paragraph 2. Nothing in this paragraph is intended to preclude Employee from bringing any action or proceeding challenging the validity of this Release or compelling compliance with the terms of this Release or the Retention Agreement.

4. Nothing in this Release shall be construed to prohibit, penalize, or discourage Employee from reporting any suspected instance of illegal activity of any nature, any nuclear safety concern, any workplace safety concern, or any safety concern of any nature to the Nuclear Regulatory Commission (NRC), the United States Department of Labor, or any other federal or state governmental agency. This Release shall not be construed to prohibit Employee from filing a charge with or providing, or to penalize Employee for providing, information to the NRC, or to any other federal of state governmental agency or governmental officials, or testifying in any civil or criminal proceedings, even if such information or testimony being provided relates to the claims or matters settled by this Release. This Release shall not be construed as a waiver or withdrawal of any concerns reported by Employee to the NRC, or the withdrawal of participation by Employee in any NRC proceedings. Nevertheless, Employee acknowledges and agrees that by virtue of the wavier and release of claims in paragraph 2 above, Employee has waived any relief available to Employee (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Release. Therefore, Employee agrees that Employee will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Release.

5. The parties agree that this Release is not to be construed as an admission by PPL that it has violated any federal, state, local statute or ordinance or common law duty concerning age discrimination or civil rights or otherwise breached any duty owed to Employee.

6. The parties agree that the negotiations and conversations relating to this Release and the Retention Agreement, are and shall be deemed confidential and shall not be disclosed by either party to any other person or entity, except their attorneys, accountants, tax advisors, or, in the case of Employee, immediate family members, and in the case of PPL, their employees, officers, directors, and managers having a reason to know of the negotiations and conversations, except as otherwise compelled by law or a Court or agency with competent jurisdiction.

7. Employee affirms the return to PPL of all property belonging to PPL that was entrusted to Employee, including all keys, computers, credit cards, faxes, portable telephones, pagers, as well as any other PPL material or information entrusted to Employee.

8. Employee agrees to reasonably cooperate with PPL and its counsel, with due notice and with due regard to the extent practicable for Employee’s previously existing personal and professional commitments, in any action, arbitration, proceeding, or litigation relating to any matter in which Employee was involved or of which Employee has knowledge as a result of or in connection with his/her employment by PPL. In the event that any reasonable expenses shall be incurred by Employee respecting the aforesaid, PPL agrees to reimburse Employee as to any such reasonable expenses.

9. The parties agree that Employee was given this Release on <DATE> and was informed that Employee had twenty-one (21) days from receipt of this Release to consider the Release and to consult with an attorney before signing. Employee agrees that if Employee has signed this Release before the expiration of the twenty-one (21) day period, Employee has done so voluntarily. The signed Release is to be returned to Chief Human Resource Officer.

10. The parties agree that Employee may revoke this Release within seven (7) calendar days after signing the Release (“Revocation Period”). Revocation can be made by delivering a written notice of revocation to Chief Human Resource Officer. For revocation to be effective, written notice must be received by Chief Human Resource Officer no later than the close of business on the seventh day after Employee signs the Release. If Employee revokes this Release, it shall not be effective and enforceable, and Employee will not receive the benefits described in Paragraph 1 of this Release. If Employee does not revoke this Release within seven (7) days, it shall become effective the eighth day.

11. This Release shall be binding upon and inure to the benefit of the parties, their respective heirs, successors and assigns.

12. If any portion of this Release or its application is construed to be invalid, unlawful or unenforceable, then the other portions and their applications shall not be affected thereby and shall be enforceable without regard thereto.

13. This Release together with the Retention Agreement is intended to be a complete and integrated document that contains all the terms and conditions agreed to by the parties, and it supersedes all other oral or written agreements between the parties with respect to its subject matter. Any amendment to this Release must be in writing signed by or on behalf of both parties.

14. Employee agrees that the parties have severed their employment relationship and, that Employee will not seek reinstatement with PPL, its subsidiaries or affiliates, and Employee expressly waives all present and future rights to employment with PPL.

15. This Release shall be governed by the laws of the Commonwealth of Pennsylvania and the parties in any action arising out of this Release shall be subject to the jurisdiction and venue of the federal and state courts, as applicable, in the County of Lehigh, Commonwealth of Pennsylvania.

16. Employee has read this Release in its entirety, has been given the necessary time to consider its contents, fully understands its terms, understands that the only promises or inducements made to Employee to sign are those stated herein, and understands that Employee is signing this Release voluntarily and with the intent to be legally bound by its terms.

17. This Release shall be effective as of the 8th calendar day after it is signed by the Employee (“Effective Date”).

PPL Corporation	[NAME]

Date: _______________________________________________	Date: ____________________________________